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Exhibit 21

AMC ENTERTAINMENT Holdings, INC. AND SUBSIDIARIES (AND JURISDICTION OF ORGANIZATION)

AMC Entertainment Holdings, Inc. (Delaware)
AMC Entertainment Inc. (Delaware)
AMC Europe S.A. (France)
LCE AcquisitionSub, Inc. (Delaware)
LCE Mexican Holdings, Inc. (Delaware)
American Multi-Cinema, Inc. (Missouri)
AMC Card Processing Services, Inc. (Arizona)
AMC License Services, Inc. (Kansas)
AMC ITD, Inc. (Kansas)
AMC Theatres of New Jersey, Inc. (Delaware)
Loews Kaplan Cinema Associates Partnership (50%)
AMC Theatres of Canada, Inc. (New Brunswick)
AMC Theatres of U.K. Limited (United Kingdom)
Centertainment Development, Inc. (Delaware)
Club Cinema of Mazza, Inc. (District of Columbia)
Loews Citywalk Theatre Corporation (California)
Citywalk Big Screen Theatres (California) (50%)
Midlands Water Association (Illinois)
AMC Concessionaire Services of Florida, LLC (Florida)
DCDC Holdings, LLC (Delaware) (14.67%)
Digital Cinema Implementation Partners, LLC (Delaware) (33.3%)
National Cinemedia, LLC (Delaware) (15.005%)
AC JV, LLC (Delaware) (32%)
Open Road Releasing, LLC (Delaware) (50%)
Rave Reviews Cinemas, L.L.C. (Delaware)
Universal Cineplex Odeon Joint Venture (Florida) (50%)
Wanda AMC Releasing, LLC (Delaware)

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  Exhibit 21
AMC ENTERTAINMENT Holdings, INC. AND SUBSIDIARIES (AND JURISDICTION OF ORGANIZATION)